APPENDIX A
Designated Funds

Wahed FTSE USA Shariah ETF
Roundhill BITKRAFT Esports & Digital Entertainment ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
Core Alternative ETF
TrueShares ESG Active Opportunities ETF
TrueShares Technology, AI & Deep Learning ETF
Roundhill Sports Betting & iGaming ETF
TrueShares Structured Outcome (July) ETF
TrueShares Structured Outcome (August) ETF
TrueShares Structured Outcome (September) ETF
TrueShares Structured Outcome (October) ETF
TrueShares Structured Outcome (November) ETF
TrueShares Structured Outcome (December) ETF
TrueShares Structured Outcome (January) ETF
TrueShares Structured Outcome (February) ETF
TrueShares Structured Outcome (March) ETF
TrueShares Structured Outcome (April) ETF
TrueShares Structured Outcome (May) ETF
TrueShares Structured Outcome (June) ETF
AAF First Priority CLO Bond ETF
Swan Hedged Equity US Large Cap ETF
Cabot Growth ETF
Horizon Kinetics Inflation Beneficiaries ETF
TrueShares Nasdaq 100 Structured Outcome (January) ETF
TrueShares Nasdaq 100 Structured Outcome (April) ETF
TrueShares Nasdaq 100 Structured Outcome (July) ETF
TrueShares Nasdaq 100 Structured Outcome (October) ETF
TrueShares Russell 2000 Structured Outcome (January) ETF
TrueShares Russell 2000 Structured Outcome (April) ETF
TrueShares Russell 2000 Structured Outcome (July) ETF
TrueShares Russell 2000 Structured Outcome (October) ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Short Term Bond ETF
Changebridge Capital Long/Short Equity ETF
Changebridge Capital Sustainable Equity ETF
Morgan Creek – Exos SPAC Merger Strategy ETF
Roundhill Streaming Services & Technology ETF
Roundhill Pro Sports, Media & Apparel ETF
TrueShares Low Volatility Equity Income ETF
Roundhill Ball Metaverse ETF
Alexis Practical Tactical ETF
Cowen SPAC ETF
Spear Alpha ETF